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                                                                     EXHIBIT 5.1

                         [PERKINS COIE LLP LETTERHEAD]


                              September 16, 1998



Visio Corporation
520 Pike Street, Suite 1800
Seattle, Washington 98101-4001

     RE:  REGISTRATION STATEMENT ON FORM S-3

Gentlemen and Ladies:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-3, as amended by Form S-3/A No. 1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission for the resale of up to 451,477 shares of Common Stock, $.01 par value (the "Shares"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

     Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,


                                        Perkins Coie LLP